Exhibit 19 under Form N-1A
                         Exhibit 24 under Item 601/Reg. S-K

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MONEY MARKET MANAGEMENT, INC. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE

/s/ John F. Donahue           Chairman           February 2, 1996
John F. Donahue                (Chief Executive Officer)
/s/ J. Christopher Donahue    President and DirectorFebruary 2, 1996
J. Christopher Donahue



/s/ David M. Taylor           Treasurer
David M. Taylor                 (Principal FinancialFebruary 2, 1996
                                and Accounting
                                Officer)


/s/ Thomas G. Bigley            Director         February 2, 1996
Thomas G. Bigley



/s/ John T. Conroy, Jr.         Director         February 2, 1996
John T. Conroy, Jr.



SIGNATURES                    TITLE                          DATE


/s/ William J. Copeland         Director         February 2, 1996
William J. Copeland



/s/ James E. Dowd               Director         February 2, 1996
James E. Dowd

/s/ Lawrence D. Ellis, M.D.     Director         February 2, 1996
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.     Director         February 2, 1996
Edward L. Flaherty, Jr.



/s/ Peter E. Madden             Director         February 2, 1996
Peter E. Madden



/s/ Gregor F. Meyer             Director         February 2, 1996
Gregor F. Meyer



/s/ John E. Murray, Jr.         Director         February 2, 1996
John E. Murray, Jr.



/s/ Wesley W. Posvar            Director         February 2, 1996
Wesley W. Posvar



/s/ Marjorie P. Smuts           Director         February 2, 1996
Marjorie P. Smuts


Sworn to and subscribed before me this 2nd day of February, 1996


/s/ Marie M. Hamm
Marie M. Hamm,  Notary Public
Plum Boro, Allegheny County
My Commission Expires Sept. 16, 1996